Exhibit 10.1

SETTLEMENT AGREEMENT,

GENERAL RELEASE, AND COVENANT NOT TO SUE

This Settlement Agreement, General Release, and Covenant Not to Sue (“Agreement”) is made and entered into as of the _______ day of April, 2017, by and between David A. Hexter (“Employee”) and Fuse Medical, Inc., a Delaware corporation (the “Company”), hereinafter collectively referred to as the “parties”.

Recitals

WHEREAS, Employee was employed by the Company as Chief Financial Officer on an at-will basis (the “Employment Arrangement”);

WHEREAS, Employee has resigned as Chief Financial Officer of the Company (and has resigned all other positions with the Company), effective March 31, 2017 (the “Termination Date”); and

WHEREAS, the parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the Employment Arrangement, the employment relationship between Employee and the Company, and the termination thereof;

Agreement

NOW, THEREFORE, in consideration of the Recitals and the mutual promises, covenants and agreements set forth herein, the parties covenant and agree as follows:

1.Except for the duties, rights and obligations set forth in this Agreement, Employee, for himself or herself and on behalf of his or her attorneys, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES the Company, its current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, limited liability companies, and other entities, their successors and assigns, and the current and former owners, members, shareholders, managers, directors, officers, partners, employees, agents, attorneys, representatives, and insurers of said corporations, firms, associations, partnerships, limited liability companies, and other entities, and their guardians, successors, assigns, heirs, executors, and administrators (hereinafter collectively referred to as the “Releasees”), from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, damages, and expenses (including, without limitation, attorneys’ fees and expenses) whatsoever, under any municipal, local, state, or federal law, common or statutory -- including, but in no way limited to, claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621, et seq. -- for any actions or omissions whatsoever, whether known or unknown and whether or not connected with the Employment Arrangement, the employment of Employee by the Company, or the termination thereof, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement.

2.Employee, for himself or herself and on behalf of his or her attorneys, heirs, assigns, successors, executors, and administrators, COVENANTS NOT TO SUE OR OTHERWISE CONSENT TO PARTICIPATE IN ANY ACTION AGAINST, any of the Releasees based upon any of the claims and other matters released in paragraph 1 of this Agreement.

3.Employee agrees that he or she will keep the terms, amount, and fact of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL and that he or she will not communicate or otherwise disclose to any employee (past, present, or future) of the Company or any of the other Releasees or to a member of the general public the terms, amount, or fact of this Agreement, except as may be required by law or compulsory process.

4.Employee waives and releases forever any right or rights he or she might have to employment, reemployment, or reinstatement with the Company or any of the other Releasees, except as may be provided under the terms of this Agreement.

5.Upon the expiration of seven (7) days and after Employee’s execution of this Agreement, the Company agrees to pay or provide a severance payment in the amount of Forty-Five Thousand and 00/100 ($45,000.00) to be paid in normal bi-weekly payroll installments through the Company’s payroll vendor.  During this payment period, current benefit participation will continue until April 30, 2017 (at the Company’s expense). Company’s COBRA vendor will provide information subsequently.

6.The parties hereto recognize that, by entering into this Agreement, the Company does not admit, and does specifically deny, any violation of any local, state, or federal law, common or statutory.  The parties further recognize that this Agreement has been entered into in release and compromise of any claims which might be asserted by Employee in connection with his or her employment by the Company, or the termination thereof, and to avoid the expense and burden of any litigation related thereto.

7.The parties acknowledge and agree that in the event Employee materially breaches any provision of this Agreement, (a) Employee will indemnify and hold the Company harmless from and against any and all resulting damages, expense, or loss incurred by the Company (including, without limitation, attorneys’ fees and expenses), (b) Employee will immediately repay to the Company in full any payment made to him or her under the provisions of this Agreement, and (c) the Company will be entitled to file counterclaims against Employee for breach of the covenant not to sue and may recover from Employee any payment not repaid to the Company, as required by clause (b) of this paragraph 7, as well as any and all other resulting actual or consequential damages.  Notwithstanding anything to the contrary in this Agreement, the Employee shall be entitled to file a lawsuit to enforce this Agreement including but not limited to the payment of the severance payment provided for under paragraph 5.

8.One or more waivers of a breach of any covenant, term, or provision of this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision.

9.If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, (a) such provision or term shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never constituted part of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.

10.The parties agree that should one party sue the other party for a breach of any provision of this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs of court. Each party shall have the right to sue for specific performance of this Agreement, and for declaratory and injunctive relief.

11.Employee may revoke this Agreement, within seven (7) days of the date of its execution by Employee (the “Revocation Period”), by written notice to the Company (Chris Reeg at_chrisreeg@fusemedical.com).  Employee agrees that if he or she revokes this Agreement, he or she shall receive none of the benefits provided for under its terms.  Employee further understands and agrees that, unless the Company receives from Employee, prior to the expiration of the Revocation Period, written notice of his or her revocation of this Agreement, this Agreement and all of its terms shall have full force and effect, and Employee shall have forever waived his or her right to revoke this Agreement.

12.This Agreement constitutes the entire agreement of the parties, and supersedes all prior and contemporaneous negotiations and agreements, oral or written, between the parties.  All prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated.  No representations, oral or written, are being relied upon by either party in executing this Agreement other than the express representations of this Agreement.  This Agreement cannot be changed or terminated without the express written consent of the parties.

13.This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except where preempted by federal law.

14.By executing this Agreement, Employee acknowledges that (a) this Agreement has been reviewed with him or her by a representative of the Company (see Attachment “A”, which is attached hereto and incorporated herein by reference), (b) he or she has had at least twenty-one (21) days to consider the terms of the Agreement (see Attachment “A”), and has considered its terms for that period of time or has knowingly and voluntarily waived his or her right to do so, (c) he or she has been advised by the Company in writing to consult with an attorney regarding the terms of the Agreement (see Attachment “A”), (d) he or she has consulted with, or has had sufficient opportunity to consult with, an attorney of his or her own choosing regarding the terms of the Agreement, (e) any and all questions regarding the terms of this Agreement have been asked and answered to his or her complete satisfaction, (f) he or she has read this Agreement and fully understands its terms and their import, (g) except as provided by this Agreement, he or she has no contractual right or claim to the benefits described herein, (h) the consideration provided for herein is good and valuable, and (i) he or she is entering into this Agreement voluntarily, of his or her own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

[Signature Pages Follow]

EXECUTED in ________________, _________________, this _______ day of April, 2017.

EMPLOYEE:

David A. Hexter

Date:

THE STATE OF	§
§
COUNTY OF	§

BEFORE ME, the undersigned, a Notary Public, on this day personally appeared ___________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this ______ day of April, 2017.

Notary Public, State of

[SEAL]

EXECUTED in ________________, _________________, this _______ day of April, 2017.

Fuse Medical, Inc.

By:
Christopher C. Reeg
Chief Executive Officer

THE STATE OF	§
§
COUNTY OF	§

BEFORE ME, the undersigned, a Notary Public, on this day personally appeared ____________________, ___________________________ of __________________________, known  to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same as the act of that company for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of April, 2017.

Notary Public, State of

[SEAL]

ATTACHMENT “A”

NOTICE OF RIGHTS

Attached hereto you will find a proposed Settlement Agreement, General Release, and Covenant Not to Sue (“Agreement”) with respect to the termination of your employment.  It is required by law that you be given at least 21 days from the date of receipt of the proposed Agreement within which to consider its terms.  During this period, please feel free to contact the person listed below to ask any questions regarding the Agreement, including, but not limited to, the definitions of words which you do not know and the meanings of phrases, sentences, or paragraphs which you do not understand.  It is recommended that you consult with an attorney regarding your legal rights with respect to the Agreement during this 21-day period.

ACKNOWLEDGMENT OF RECEIPT

I acknowledge that I received a copy of Fuse Medical, Inc.’s proposed Settlement Agreement, General Release, and Covenant Not to Sue at _________:_____.m. this ____ day of ________, ________, and that the Agreement and the Notice of Rights above have been reviewed with me by the person listed below.  If the date below my signature is less than 21 days following the date listed in the preceding sentence, then my signature represents my intent and agreement to waive the 21-day review period.

EMPLOYEE:

David A. Hexter

Date:

COMPANY:

Fuse Medical, Inc.

By:
Christopher C. Reeg
Chief Executive Officer